Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	August 25, 2015
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President and Treasurer
(310) 481-8581

KILROY REALTY ANNOUNCES MANAGEMENT CHANGE

LOS ANGELES, CA, August 25, 2015 – Kilroy Realty Corporation (NYSE: KRC) today announced the resignation of Eli Khouri as KRC’s Executive Vice President and Chief Investment Officer, effective September 30, 2015. Mr. Khouri has served in this position since January 2011 and is leaving KRC to pursue other opportunities.
“Eli has made many valuable contributions to our success during his tenure,” said John Kilroy, KRC’s Chairman, President and Chief Executive Officer. “We certainly wish him all the best in his new role at Equity Office.”
“With our strong regional focus and deep bench across the company, we will continue to execute our strategic plan of creating value through development, acquisitions and capital recycling,” Kilroy added.
“I am extremely grateful for the many initiatives I have had the opportunity to work on at Kilroy, and the successes we have achieved as a team,” said Eli Khouri. “I have developed many deep and lasting friendships with my colleagues here, and I have no doubt that Kilroy’s amazing organization and deep bench will continue to execute at a level that has made Kilroy a top-performing public REIT,” Khouri added.
About Kilroy Realty Corporation. With more than 65 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty

Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.
At June 30, 2015, the company’s stabilized portfolio totaled 13.1 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by the Global Real Estate Sustainability Benchmark (GRESB) as the North American leader in sustainability and was ranked first among 151 North American participants across all asset types. At the end of the second quarter, the company’s properties were 45% LEED certified and 60% of eligible properties were ENERGY STAR certified. In addition, KRC had approximately 2.4 million square feet of office and mixed-use development under construction with a total estimated investment of approximately $1.5 billion. More information is available at http://www.kilroyrealty.com.
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

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